Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Acquires Two Honda Dealerships in the United States

Provides Update on Latest Share Repurchase Amounts

HOUSTON, TEXAS – August 7, 2018 – /PRNewswire/ – Group 1 Automotive, Inc. (NYSE: GPI), ("Group 1" or the "Company"), an international, Fortune 500 automotive retailer, today announced the acquisition of Honda of Slidell in Slidell, Louisiana, and Fernandez Honda in San Antonio, Texas. These stores, which will continue to operate under the same names, are expected to generate $125 million in annual revenues. The Company now owns and operates 13 Honda dealerships across the United States in Florida, Louisiana, Mississippi, New Jersey, Oklahoma and Texas, as well as in the state of Sao Paulo, Brazil.

In addition, since July 26, 2018, the Company has repurchased 189,600 shares at an average price per common share of $69.61, for a total of $13.2 million. Year-to-date, the Company has repurchased 1.3 million shares at an average price of $68.63, for a total of $89.5 million. This represents 6.4 percent of the Company’s beginning of the year common share count. As of August 6, 2018, the Company has $60.2 million remaining on its Board authorized common stock share repurchase program. Future repurchases may be made from time to time, based on market conditions, legal requirements and other corporate considerations, in the open market or in privately negotiated transactions, and subject to Board approval and covenant restrictions.

“We are delighted to expand our partnership with Honda, one of the most powerful automotive brands in the U.S. Additionally, these acquisitions increase our scale in two of our existing markets, which both contain promising growth potential. It should also be noted that we intend to continue with our declared share repurchase intentions as we affirmed during our July 26 earnings call and with additional repurchases since that date,” said Earl J. Hesterberg, Group 1's president and chief executive officer.

About Group 1 Automotive, Inc.
Group 1 owns and operates 182 automotive dealerships, 238 franchises, and 48 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations, business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks,"

"should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
Senior V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com